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EXHIBIT 23

                            BRAVERMAN & COMPANY, P.C.
                               190 High Chaparral
                               Prescott, AZ 86303
                                  928-771-1122



U.S. Securities and Exchange Commission:

The firm of Braverman & Company, P.C., Certified Public Accountants, hereby consents to the inclusion of our audit report dated February 11, 2002 on the Financial Statements of Oxford Ventures, Inc. as of December 31, 2001 in the accompanying Form 10-SB



/s/ Braverman & Company, P.C.
-----------------------------
Braverman & Company, P.C.
Prescott, AZ
February 20, 2002